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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders
Diamond Cable Communications Plc:


We consent to the use of our report with respect to Diamond Cable
Communications Plc included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Prospectus.




                                                                            KPMG

Nottingham, England
August 6, 1997